Exhibit 3.1

Request ID: 018876660
Demande n°:
Transaction ID: 060908491
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Government Services
Ministère des Services gouvernementaux

Date Report Produced: 2016/04/22
Document produit le:
Time Report Produced: 11:51:44
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

LORENZO CONSULTING INC.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002515041

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

APRIL 22 AVRIL, 2016



Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / *Demande n°*

18876660

Ontario Corporation Number
Numéro de la compagnie en Ontario

2515041

FORM 1 — *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

   LORENZO CONSULTING INC.

2. The address of the registered office is: *Adresse du siège social:*

   43 DUNVEGAN DRIVE

   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
   (Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

   RICHMOND HILL
   CANADA
   (Name of Municipality or Post Office)
   (Nom de la municipalité ou du bureau de poste)

   ONTARIO
   L4C 9P8
   (Postal Code/*Code postal)*

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

   Minimum 1 Maximum 10

4. The first director(s) is/are: *Premier(s) administrateur(s):*

   First name, initials and surname
   Prénom, initiales et nom de famille

   Resident Canadian State Yes or No
   Résident Canadien Oui/Non

   Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
   Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* TIANSHU
  WANG — YES

  43 DUNVEGAN DRIVE

  RICHMOND HILL ONTARIO
  CANADA L4C 9P8

Page: 2 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. None. 6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre: The Corporation is authorized to issue: an unlimited number of shares of one class designated as Common Shares; and an unlimited number of shares of one class designated as Preferred Shares.

Page: 3 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série: The rights, privileges, restrictions and conditions attaching to the Common Shares and the Preferred Shares are as follows: 1. COMMON SHARES A. DIVIDENDS The holders of the Common Shares shall be entitled to receive dividends, if as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the board of directors may from time to time determine, in its sole discretion. The board of directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares. B. VOTING RIGHTS The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the Shareholders of the Corporation and shall be entitled to one vote in respect to each Common Share held at such meetings, except meetings at which the holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class. C. LIQUIDATION, DISSOLUTION OR WINDING - UP In the event of the liquidation, dissolution or winding - up of the Corporation or other distribution of property of the Corporation among Shareholders for the purposes of winding - up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of the Preferred Shares, be entitled to receive the assets and property of the Corporation and participate in any distribution of the assets of or property of the Corporation. 2. PREFERRED SHARES A. DIVIDENDS The holders of the Preferred Shares shall be entitled to receive dividends, if as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the board of directors may from time to time determine, in its sole discretion. The board of directors may in its sole discretion declare dividends on the Preferred Shares to the exclusion of any other class of shares.

Page: 4 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série: B. RIGHTS ON LIQUIDATION In the event of the liquidation, dissolution or winding - up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the Redemption Price as hereunder defined of the Preferred Shares held by them respectively together with all declared and unpaid cash dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Common Shares. After payment to the holders of the Preferred Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation. C. REDEMPTION The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the outstanding Preferred Shares on payment for each share to be redeemed of the amount paid up thereon together with all declared and unpaid non - cumulative cash dividends thereon (the "Redemption Price"). In the case of redemption of Preferred Shares under the provisions of the paragraph above, the Corporation shall at least ten (10) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preferred Shares, provided, however, that such notice may be waived by any holder of such Preferred Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at the shareholder's address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date on which redemption is to take place and if part only of the shares held by the person whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the Redemption Price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Preferred Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the

Page: 5 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série: balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of the certificate(s) in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preferred Shares to deposit the Redemption Price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of said certificates held by them respectively. D. VOTING RIGHTS The holders of the Preferred Shares shall not be entitled, except as provided under the Business Corporations Act (Ontario), to receive notice of and to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

Page: 6 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes: The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without either: (a) the approval of the directors of the Corporation expressed either by a resolution passed at a duly constituted meeting of the board of directors, by a majority of the directors of the Corporation present and entitled to vote or by an instrument or instruments in writing signed by a majority of the directors; or (b) the approval of the shareholders of the Corporation expressed either by a resolution passed at a duly constituted meeting of the shareholders, by a majority of the votes cast thereat or by an instrument or instruments in writing signed by the holders of outstanding shares in the capital of the Corporation having a majority of the voting rights attached to all of the outstanding shares in the capital of the Corporation.

Page: 7 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 9. Other provisions, (if any, are): Autres dispositions, s'il y a lieu: (a) The board of directors may from time to time, without authorization of the shareholders: (i) borrow money upon the credit of the Corporation; (ii) issue, reissue, sell or pledge debt obligations of the Corporation; (iii) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. Nothing in this subparagraph (a) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation. The board of directors may from time to time by resolution delegate to such one or more of the directors and officers of the Corporation as may be designated by the board any or all of the powers conferred on the board of directors above to such extent and in such manner as the board shall determine at the time of such delegation. (b) For greater certainty, but without in any way limiting the powers conferred on the board of directors hereunder, for the purpose of clause (iv) of subparagraph (a) above, "property" shall include and be deemed to include, without limitation, both moveable and immoveable property.

Page: 8 Ontario Corporation Number Request ID / Demande n ° Numéro de la compagnie en Ontario 18876660 2515041 10. The names and addresses of the incorporators are Nom et adresse des fondateurs First name, initials and last name Prénom, initiale et nom de or corporate name famille ou dénomination sociale Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal * Tianshu Wang 43 Dunvegan Drive Richmond Hill ONTARIO CANADA L4C 9P8

Name of Corporation	Ontario Corporation Number
LORENZO CONSULTING INC.	2515041
	Request ID
	18876660

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON

First Name	Last Name
Rochelle	Perera

Name of Law Firm
Owens, Wright LLP

ADDRESS

Street #	Street Name	Suite #
20	Holly Street, Suite 300	

Additional Information	City
	Toronto

Province	Country	Postal Code
ONTARIO	CANADA	M4S 3B1

TELEPHONE #: 416-486-9800

NUANS SEARCH DETAILS

Corporate Name Searched on NUANS (1)	NUANS Reservation Reference #
LORENZO CONSULTING INC.	118499855
	Date of NUANS Report
	2016/04/22

Name of Corporation Ontario Corporation Number LORENZO CONSULTING INC. 2515041 Request ID 18876660 ELECTRONIC INCORPORATION TERMS AND CONDITIONS The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario Business Corporations Act (OBCA) with the Ministry of Government Services. Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation. 1) The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address. 2) All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address. 3) A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry. 4) The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system. 5) The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry. 6) Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies. 7) The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any. The incorporator(s) have read the above Terms and Conditions and they understand and agree to them. I am an incorporator or I am duly authorized to represent and bind the incorporator(s). First Name Last Name Rochelle Perera